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                                  EXHIBIT 99

FOR IMMEDIATE RELEASE                                              NEWS RELEASE

Contact:         Lonnie J. Stout II
                 or Greg Lewis
                 615-269-1900

                   VOLUNTEER CAPITAL COMPLETES WENDY'S SALE


         NASHVILLE, TN., Nov. 22, 1996 -- Volunteer Capital Corporation (NYSE:
VCC) said today it has completed the sale of substantially all of the assets of its Wendy's division to Wendy's International, Inc. for approximately $28 million in cash. The transaction included 52 Wendy's Old Fashioned Hamburgers restaurants in four states.
         Volunteer Capital said it used approximately $12,500,000 of the proceeds from the Wendy's transaction to pay off the outstanding balance on its line of credit agreement. The Company expects to use the balance of the proceeds (after payment of expenses of the transaction) to fund a significant portion of its commitments for capital expenditures for J. Alexander's restaurants currently under development.
         Volunteer Capital Corporation operates 13 J. Alexander's casual dining restaurants in seven states. The Company will open its 14th J. Alexander's restaurant in Memphis, Tennessee in mid-December and will open its 15th and 16th restaurants next spring in Denver, Colorado and in Tempa, Florida.
         Volunteer Capital Corporation is headquartered in Nashville,
Tennessee.

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